Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Xunlei Limited of our report dated April 26, 2021, relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Xunlei Limited's Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP
Shenzhen, the People’s Republic of China
July 6, 2021